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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated December 20, 2010 on the financial statements of the Columbia Absolute Return Currency and Income Fund, Columbia Emerging Markets Bond Fund, Columbia Emerging Markets Opportunity Fund, Columbia Global Bond Fund, Columbia Global Equity Fund, Columbia Global Extended Alpha Fund, and Threadneedle Global Equity Income Fund of the RiverSource Global Series, Inc. included in the Annual Report for the period ended October 31, 2010, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A, No. 33-25824) of the RiverSource Global Series, Inc.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 28, 2010